SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                       MEDINA INTERNATIONAL HOLDINGS, INC.
                       ---------------------------------
             (Exact name of Registrant as specified in its charter)

        Colorado                                        84-1469319
-----------------------------                ----------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                            10088 6th Street, Suite G
                           Rancho Cucamonga, CA 91730
                      -----------------------------------
                    (Address of principal executive offices)

                    2006 MEDINA INTERNATIONAL HOLDINGS, INC.
                    STOCK OPTION AND COMPENSATION AWARD PLAN
                        --------------------------------
                              (Full title of Plan)


                            Daniel Medina, President
                            10088 6th Street, Suite G
                           Rancho Cucamonga, CA 91730
                          ----------------------------
                    (Name and address of agent for service)

                                 (303) 741-5785
                         -----------------------------
         (Telephone number, including area code, of agent for service)

                                   Copies to:
                       MICHAEL A. LITTMAN, Attorney at Law
                                7609 Ralston Road
                                Arvada, CO 80002
                             Telephone: 303-422-8127
                                Fax: 303-431-1567

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE

Title of Securities     Amount to be            Proposed Maximum                Proposed Maximum        Amount of
to be registered        Registered              Offering Price per Share(1)     Aggregate Offering      Price Registration Fee

Common Stock,
$.0001 par value        300,000 shares          $.34                            $102,000                $21
--------------------------------------------------------------------------------------------------------------------------------
(1) Estimated  pursuant to Rule 457(c) under the Securities  Act, solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices of the Company's common stock as reported within five business days prior to the date of this filing.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

     The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement, but will be provided as may be required under Rule 428(b)(1) of the Securities Act of 1933.

     Individual agreements with the Consultants which provide for the payment for services rendered in shares of the common stock of the Company in lieu of cash have been attached to the Registration Statement as Exhibits. These documents and the document incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


a. General Plan Information

     1.   2006 Stock Option and Compensation Award Plan

     2. Nature and purpose of the Plan is to provide stock options and stock compensation to consultants and employees of the Company.

     3. The Plan is not subject to Employee Retirement Income Security Act of 1974.

     4. Additional information can be obtained by contacting Daniel Medina, President, 10088 6th Street, Suite G, Rancho Cucamonga, CA 91730,
          (303) 741-5785. There is no Plan Administrator and Plan does not invest.


b. Securities to be Offered

     1.   Title: Common Stock
          Amount: 300,000 shares to be offered pursuant to Plan

     2.   The stock is registered under Section 12g of the Exchange Act.


c. Employees Who May Participate in the Plan

     All employees and consultants to Company may participate while employed.

d.  Purchase of  Securities  Pursuant  to the Plan and  Payment  for  Securities
Offered

     1. Participation is allowed in fiscal 2006 at market price per share in amounts to be set by Board.

     2.   Payment for securities purchased may be in cash or services only.

     3.   Employees are not required to contribute.

     4.   Employees and registrant are not required to contribute.

     5. No reports are made to employees participating since no assets are held for employees accounts.

     6. Securities will not be purchased for the Plan in the open market or privately.

e. Resale Restrictions

     No resale restrictions on plan participant except in the event participant is an officer, director or affiliate, or except that the plan contains a repurchase right of issuer, for any stock, or options, as a pre-condition of resale.

f. Tax Effects of Plan Participation

     Participants will be taxable upon any shares issued for services or awards. Participants will not be taxable on stock options issued to employees at market price on date of grant.

g. Investment of Funds

     No assets are held under the Plan.

h. Withdrawal from the Plan; Assignment of Interest

     1.   Employee may refuse to accept compensation or options.

     2. No assignment of an interest in the Plan is possible, however, stock or options received may be assigned, subject to the terms of the Plan, including the Right to Repurchase as defined therein.

     3.   Not applicable.

i. Forfeitures and Penalties

     Not applicable.

j. Charges and Deductions and Liens Therefore

     Not applicable.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously or concurrently filed by the Company with the Commission are hereby incorporated by reference into this Registration
Statement:

     (a) The Annual Report on Form 10K-SB of Medina International Holdings, Inc. for the fiscal year ended April 30, 2006 filed on August 14, 2006 under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

     (b) All reports filed by the Company pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since April 30, 2006.

     (c) The description of the common shares issued by the Company in Registration Statement #000-27211 and any amendment or report filed for the purpose of updating such description under Registration Statement #000-27211.

     All of the above documents and documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Form S-8 Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Form S-8 Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Form S-8 Registration Statement.

     All documents incorporated by reference herein will be made available to all participants without charge, upon written or oral request. Other documents required to be delivered to participants pursuant to Rule 428(b)(1) under the Securities Act of 1933 are also available without charge, upon written or oral request. All requests for documents shall be directed to:

                            Daniel Medina, President
                       Medina International Holdings, Inc.
                            10088 6th Street, Suite G
                           Rancho Cucamonga, CA 91730
                                 (303) 741-5785

ITEM 4. DESCRIPTION OF SECURITIES

     The description of the common shares issued by the Company in its Registration Statement #000-27211, and any amendment or report filed for the purpose of updating such description under Registration Statement #000-27211.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the securities being registered hereunder will be passed on for the Company by Michael A. Littman, Attorney, of Arvada, Colorado. He is an independent securities attorney.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Colorado Business Corporation Act provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at our request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The Company, pursuant to its bylaws, will provide indemnification with its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by the Colorado Revised Statutes, subject to certain exceptions as well as certain additional procedural protections. In addition, the indemnification provides generally that the Company will advance expenses incurred by directors and executives officers in any action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

     The indemnification provisions in the bylaws may permit indemnification for liabilities arising under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Securities and Exchange Commission has opined that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.


ITEM 8. EXHIBITS

     See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.


ITEM 9. UNDERTAKINGS

     (a) The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be selected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration" table in the effective registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to the Exchange Act that are incorporated by reference into the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against
public  policy  as  expressed  in  the  Securities   Act  and,  is,   therefore,
unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cucamonga, California on September 7, 2006.

        Medina International Holdings, Inc.


By:     /s/Daniel Medina
    ---------------------------------------
        Daniel Medina, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 7, 2006. Each person whose signature to the Registration Statement appears below hereby appoints Daniel Medina as such person's attorney-in-fact with full power to act alone, with full power of substitution or re-substitution, for such person and in such person's name, place and stead, in any and all capacities to sign on such person's behalf, individually and in the capacities stated below, and to file any and all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.

/s/Daniel Medina
------------------------------
Daniel Medina
President and Director

/s/Madhava Rao Mankal
------------------------------
Madhava Rao Mankal
Chief Financial Officer and Director

/s/Mike Swanson
------------------------------
Mike Swanson
Director

/s/Tony Eshiet
------------------------------
Tony Eshiet
Director

/s/Arun Madhav
------------------------------
Arun Madhav
Director

                       MEDINA INTERNATIONAL HOLDINGS, INC.
                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT


EXHIBIT NO.             DESCRIPTION
----------------        -------------------------------------------------------
5.1                     Opinion of Michael A. Littman, Attorney at Law
10.1                    Consulting Agreement with Frank F. Fahim
10.2                    Consulting Agreement with Christopher Smith
10.3                    Consulting Agreement with Huang I. San
10.4                    Consulting Agreement with Walter Wright
10.5                    2006 Medina International Holdings, Inc. Stock Option
                          and Compensation Award Plan
23.1                    Consent of Jaspers + Hall, PC
23.2                    Consent of Michael A. Littman, Attorney at Law
                        (as contained in Exhibit 5.1)